Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in this Registration Statement of Konared Corporation on Form S-8 of our report dated October 10, 2013.  We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ MaloneBailey, LLP

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

May 29, 2014